                                                                     EXHIBIT 11

Cotton Valley Resources Corporation
Exhibit 11 - Computation of Loss per Share
Year ended June 30, 1997

Basic loss per share
---------------------------------
Net loss for the year                                                (2,006,878)
Divided by weighted average shares outstanding                        9,901,000
Loss per share                                                            (0.20)

Computation of weighted average shares
-------------------------------------------


Dates issued                             shares           days o/s            yr o/s
-------------                      -------------------------------------------------
balance 6/30/96                        9,191,596             365                   1        9,191,596

 8/13/96                                   6,667             321               0.879            5,863
 8/19/96                                   8,334             315               0.863            7,192
 1/7/97                                  200,000             174               0.477           95,342
 1/14/97                                   8,334             167               0.458            3,813
 1/22/97                                 172,332             159               0.436           75,071
 1/23/97                                  61,000             158               0.433           26,405
 2/5/97                                   48,980             145               0.397           19,458
 3/7/97                                   25,000             115               0.315            7,877
 3/24/97                                   6,667              98               0.268            1,790
 2/27/97 - 6/3/97                        266,667              76               0.208           55,525
 11/20 - 11/26/97                        100,000             219               0.600           60,000
 7/96                                      4,388             350               0.959            4,208
 12/96                                 1,490,000
 11/96                                   166,667             228               0.625          104,110
 12/96                                   136,250             197               0.540           73,538
 12/96-3/97                              375,000             150               0.411          154,110
 6/97                                    302,191              15               0.041           12,419
 5/97                                     20,400              45               0.123            2,515
                                 ----------------                                       --------------

                                      12,590,473                                            9,900,832
                                 ================                                       ==============
  Rounded                                                                                   9,901,000
                                                                                        ==============

Diluted loss per share
-------------------------------------------------

Assumed exercise of options and warrants:

outstanding at beginning of year                                       2,735,220
average exercise price                                                      1.73
assumed proceeds                                                ----------------
stock price                                                                                 4,731,931
Assumed number of shares repurchased                                                             2.00
                                                                                        -------------
                                                                                            2,365,965
                                                                                        =============

Current year  warrants and options
  net of those exercised                                               1,512,894
Average exercise price                                                      1.27
assumed proceeds                                                ----------------
stock price                                                                                 1,921,375
Assumed number of shares repurchased                                                             2.00
                                                                                        -------------
                                                                                              960,688
                                                                                        =============

Recap:
Net loss                                                                                   (2,006,878)A

Actual weighted average shares                                                              9,901,000
Assumed exercised warrants and options:
  beginning of yr.                                                                          2,735,220
  granted during yr.                                                                        1,512,894
Less assumed purchased for treasury with proceeds                                          (3,326,653)
                                                                                        --------------
                                                                                           10,822,461 B
                                                                                        ==============

Diluted loss per share  A/B                                                                     (0.19)
